                                                                    EXHIBIT 23.7

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Office Products Company of our report dated July 3, 1996, relating to the financial statements of New Office Plus, Inc., which is included in the Current Report on Form 8-K dated July 16, 1996 of the U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.

                                         /s/ Shinners, Hucovski and Company S.C.

Shinners, Hucovski and Company S.C.
Green Bay, Wisconsin
August 15, 1996